UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa		50201
(Address of principal executive offices)		(Zip Code)

515-232-1010
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Lincolnway Energy, LLC and Hawkeye Gold, LLC are parties to a Distiller's Grains Marketing Agreement dated as of October 1, 2007, pursuant to which Hawkeye Gold, LLC purchases and markets all of the distiller's grains produced by Lincolnway Energy. Lincolnway Energy and Hawkeye Gold, LLC mutually agreed on October 17, 2013 to terminate the Distiller's Grains Marketing Agreement effective December 31, 2013. The termination was requested by Lincolnway Energy because Lincolnway Energy determined it was in the best interests of Lincolnway Energy to retain a different distiller’s grains marketer. Lincolnway Energy anticipates retaining a new distiller's grains marketer prior to December 31, 2013, and with the new agreement to commence on January 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: October 23, 2013	By:	/s/ Eric Hakmiller
Eric Hakmiller, President and Chief Executive Officer